As filed with the Securities and Exchange Commission on May 16, 2012

 Registration No. 333-175509
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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

West End Indiana Bancshares, Inc. and
West End Bank, S.B. 401(k) Plan
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	36-4713616
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

34 South 7th Street
Richmond, Indiana  47374
(765) 962-9587
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Mr. John P. McBride
President and Chief Executive Officer
34 South 7th Street
Richmond, Indiana  47374
(765) 962-9587
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Kip Weissman, Esq. Steven Lanter, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000

Sales to the public of the common stock of West End Indiana Bancshares, Inc. (the “Registrant”) pursuant to this Registration Statement concluded on January 10, 2012. No further sales of the Registrant’s common stock will be made pursuant to this registration statement.

This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 714,992 shares of the common stock, par value $0.01 per share (the “Common Stock”), of West End Indiana Bancshares, Inc. (the “Registrant”), heretofore registered and offered pursuant to the terms of the Registrant’s Prospectus dated November 10, 2011. The remaining 1,401,008 shares registered pursuant to this Registration Statement on Form S-1 have been issued in accordance with the Prospectus, including 1,363,008 sold in a subscription and community offering and 38,000 shares issued to West End Bank Charitable Foundation, each as described in the Prospectus.

The Registrant has determined that no further shares of the Common Stock will be offered, sold, issued and/or exchanged pursuant to the Prospectus. The Registrant therefore requests deregistration of the unissued shares of Common Stock pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, State of Indiana on May 16, 2012.

WEST END INDIANA BANCSHARES, INC.

By:	/s/ John P. McBride
John P. McBride President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of West End Indiana Bancshares, Inc. (the “Company”) hereby severally constitute and appoint John P. McBride as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John P. McBride may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said John P. McBride shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ John P. McBride John P. McBride	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2012

/s/ Shelley D. Miller Shelley D. Miller	Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2012

/s/ John L. Hitch John L. Hitch	Chairman of the Board	May 16, 2012

/s/ Fredric A. Ahaus Fredric A. Ahaus	Director	May 16, 2012

/s/ Michael J. Allen Michael Allen	Director	May 16, 2012

/s/ Craig C. Kinyon Craig C. Kinyon	Director	May 16, 2012